Exhibit 10.08

                            STOCK EXCHANGE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated the 17th day of April, 1997, is between EASTCO GLOVE TECHNOLOGIES, INC., a Minnesota corporation with offices located at 130 West 10th Street, Huntington Station, New York 11746 (the "Purchaser"), EASTCO INDUSTRIAL SAFETY CORP., a New York corporation with offices located at 130 West 10th Street, Huntington Station, New York 11746 ("Eastco"), STEVEN ROBINS, residing at 9743 Dorset Lane, Eden Prairie, Minnesota 55347, and PHILLIP ROBINS, residing at 16611 Canterbury Drive, Minnetonka, Minnesota 55345 (each hereinafter, jointly and severally referred to as the "Seller").

     WHEREAS, Protective Knitting, Inc. ("PKI") is engaged in the business of knitting and distributing of cut resistant gloves; and

     WHEREAS, the authorized capital stock of PKI consists of 2,000 shares of common stock; and

     WHEREAS, the Seller is the owner of all of the issued and outstanding shares of capital stock of PKI (the "PKI Stock"); and

     WHEREAS, the Seller desires to transfer to the Purchaser and the Purchaser desires to acquire from the Seller, as of the Closing Date (as hereinafter defined) all of the PKI Stock; and

     WHEREAS, Eastco will issue 100,000 shares of its Common Stock par value $.12 (the "Eastco Stock") in exchange for the PKI Stock; and

     WHEREAS, the parties desire to set forth the terms and conditions of this transaction.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, hereby agree as follows:


                                  ARTICLE 1
                              EXCHANGE OF STOCK
                              -----------------

     1.01 On the Closing Date, subject to and upon the terms and conditions contained herein, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and Purchaser will acquire from Seller, all right, title and interest in and to, good and marketable title, free and clear of any lien, security interest, pledge, charge or encumbrance all of the PKI Stock in exchange for the Eastco Stock.

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                                  ARTICLE 2
                                   CLOSING
                                   -------

     2.01 CLOSING DATE AND PLACE. The closing of the transactions contemplated hereunder (the "Closing") shall take place on or before April 17, 1997 (the "Closing Date") at the offices of Hessian, McKasy & Soderberg at 4700 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota at 10:30 a.m. local time (unless such other place is mutually agreed upon).


                         ARTICLE 3
                   SELLER'S REPRESENTATIONS AND WARRANTIES
                   ---------------------------------------

     Seller hereby represents and warrants to Purchaser and Eastco as follows, which representations and warranties are true as of the date hereof, shall be true as of the Closing and which shall survive the Closing:

     3.01 ORGANIZATION AND AUTHORITY. PKI is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full corporate power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted. PKI is duly qualified and in good standing in each other jurisdiction in which qualification is required for it to own or lease the properties or to conduct the businesses it owns, leases or conducts therein, consisting of the jurisdictions listed in
Section 3.01 of the Disclosure Schedule (The Disclosure Schedule is annexed hereto and is made part of this Agreement).

     3.02 AFFILIATED ENTITIES. Except as set forth in Section 3.02 of the Disclosure Schedule, PKI does not own, directly or indirectly, any capital stock or other securities of any corporation, limited liability company, partnership, foreign company or other entity (herein an "Entity"), or has any direct or indirect equity or ownership interest in any Entity. Each Entity listed in
Section 3.02 of the Disclosure Schedule is the type of entity indicated in such Section, organized in its jurisdiction of organization, as specified in such
Section.   Section 3.02 of the Disclosure Schedule specifies the percentage of all the shares or other interests in each Entity owned by PKI. PKI has no duty or obligation to purchase any additional shares or other interests therein, or to make any contributions to capital or other payments thereto, except as specified in Section 3.02 of the Disclosure Schedule.

     3.03 CAPITALIZATION. The authorized capital stock of PKI consists of 2,000 shares of Common Stock, of which 1,000 shares are issued and outstanding as of the date hereof, and are owned as set forth in Section 3.03 of the Disclosure Schedule, free and clear of any lien, security interest, pledge, charge or encumbrance.

          (a) there are no outstanding options, warrants, rights, contracts or scrip to purchase any PKI Stock;

          (b) there are no instruments, evidences of indebtedness, debt or equity securities or contracts convertible into or exchangeable for any PKI Stock;

          (c) PKI does not have any commitment of any kind to issue, grant, sell or otherwise create any options, warrants, rights, contracts, scrip, instruments, evidences of indebtedness, debt or equity securities or contracts; and

          (d) PKI has not granted, created or entered into any agreement to grant or create any phantom stock or deferred compensation, profit participation or other interests or rights that have features similar to equity interests.

Each issued and outstanding share of PKI Stock has been duly authorized and validly issued and is fully paid and non-assessable; all of such PKI Stock was issued in compliance with all applicable laws; and no share of PKI Stock was issued in violation of, or is subject to, any preemptive or similar rights. No changes in the amount of outstanding PKI Stock is contemplated.

     3.04 AUTHORITY. Seller has full power and authority to enter into this Agreement and any other document executed and delivered by them in accordance with the terms of this Agreement and to carry out all of their duties and obligations hereunder and thereunder.

     3.05 NO CONFLICTS. Except as disclosed in Section 3.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other document in accordance with this Agreement, nor the consummation of the transactions provided for herein and therein, nor compliance with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, the loss of a material benefit or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of the Seller or PKI under any of the terms, conditions or provisions of PKI's certificate of incorporation or by-laws, any note, bond, mortgage, indenture, deed of trust or other financing document, or any license, permit, lease or other agreement, instrument or obligation to which the Seller or PKI is a party, or by which any of them is bound or any of their properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation applicable to the Seller or PKI or any of their assets.

     3.06 FINANCIAL STATEMENTS. The unaudited financial statements and unaudited interim financial statements of PKI delivered to Purchaser, as described in Section 3.06 of the Disclosure Schedule, have been prepared in accordance with generally acceptable accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of PKI as at the dates thereof and the consolidated results of its operations, changes in shareholders' equity and consolidated cash flows for the periods set forth therein and, in the case of unaudited interim financial statements, reflect all adjustments necessary to a fair statement of results for the interim periods presented, subject to normal, recurring year-end audit adjustments, none of which is material or is reasonably expected to be material in the case of the unaudited interim financial statements for all periods subsequent to December 31, 1996. All financial statements referred to in this Subsection 3.06 are collectively called the
"Financial Statements."   As used herein, "Material Adverse Effect" means a
material adverse effect on the business, condition (financial or otherwise), results of operations, or prospects of PKI, taken as a whole.

     3.07 LIABILITIES. Except as disclosed in Section 3.07 of the Disclosure Schedule, PKI does not have any liabilities or obligations due or to become due, whether absolute, accrued, contingent or otherwise, and there are no claims or causes of action (including those relating to employee benefit plans, as defined in Section 3(3) of ERISA, presently maintained or formerly maintained by PKI), that have been or are likely to be asserted against PKI, except for normal and recurring current liabilities incurred in the ordinary and usual course of business of PKI consistent with past practices (the "Ordinary Course") and except for such other liabilities and obligations as are not, in the aggregate, likely to have a Material Adverse Effect. Section 3.07 of the Disclosure Schedule sets forth a schedule of all of the liabilities of PKI as of the date hereof. No past or present or future creditor of the Seller or PR Industries Inc. shall have any claim against PKI.

     3.08 ASSETS.   Section 3.08 of the Disclosure Schedule sets forth a
complete schedule of all of the Assets including inventories, receivables, intellectual property rights owned by PKI at the time of the Closing. All inventories are in good saleable condition and machinery and equipment are in good operating condition, free of all defects. All accounts receivable are collectable. There are no liens or encumbrances against any of the assets and no one has any right or claim against same. Except as set forth in Section 3.08 of the Disclosure Schedule, PKI has good and marketable title to or a valid, binding and enforceable leasehold interest in all of its respective properties and assets, real, personal and mixed, tangible and intangible free and clear of all mortgages, liens, claims, pledges, charges, encumbrances or title defects. [If any asset of PKI is not located at 4311 Peavey Road, Chaska, Minnesota (the "Facility") that is indicated in Section 3.08 of the Disclosure Schedule.]

     3.09 NAMES.    Section 3.09 sets forth all names that PKI has been known
by or done business under for the past five (5) years.

     3.10 TAX RETURNS AND AUDITS. Except as Disclosed in Section 3.10 of the Disclosure Schedule:

          (a) PKI has timely filed or timely requested an extension to file all returns, information returns, declarations, reports, estimates and statements relating to any Taxes (collectively, "Returns") required to be filed in respect of any Taxes (as defined below);

          (b) all Taxes required to be paid by PKI have been paid in full and no taxes are due and payable for any period subsequent to that period for which Taxes have been paid;

          (c) there are no outstanding audits, examinations, deficiencies or refund litigation with respect to any Taxes of PKI; and

As used herein, "Taxes" shall mean and include all taxes, charges, fees, levies and other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, property, franchise, profits, license, withholding, payroll, employment, unemployment compensation premiums, excise, severance, stamp, occupation and other taxes, customs, duties, fees, assessments and charges of any kind, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority (domestic or foreign) on PKI.

     3.11 CONDUCT OF BUSINESS. Except to the extent disclosed in Section 3.11 of the Disclosure Schedule, since December 31, 1996, PKI has conducted its business in (and only in) the Ordinary Course and PKI has not experienced any change which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

     3.12 LITIGATION AND PROCEEDINGS. Except as set forth in Section 3.12 of the Disclosure Schedule, (a) no claim, action, suit, arbitration, proceeding or governmental investigation or inquiry is pending or is threatened against or affecting PKI or its respective assets, and (b) no claim, action, suit, arbitration proceeding or governmental investigation or inquiry has had or is reasonably likely to have a Material Adverse Effect. PKI is not a party to or is it bound by any order, judgment, decree, injunction or ruling of any court or any governmental or administrative department, commission, agency or instrumentality, any arbitrator or any other Person that has had or is reasonably likely to have a Material Adverse Effect. PKI and PR Industries, Inc. ("PRI") are in compliance with the agreement dated July 18, 1996 among Bettcher Industries, Inc. and PKI and PRI, and have violated none of its terms.

     3.13 COMPLIANCE WITH LAWS. Except as Disclosed in Section 3.13 of the Disclosure Schedule, PKI has previously conducted and is currently conducting its business in compliance with all applicable laws, rules, regulations and requirements of each jurisdiction in which any such business is carried on, except for failures to comply which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No changes would be required in the processes, properties, practices or procedures of PKI in order to comply with such laws, rules, regulations and requirements, and PKI has not received any notice or communication of any non-compliance with such laws, rules, regulations and requirements that has not been cured.

     3.14 LICENSES AND PERMITS. Except as Disclosed in Section 3.14 of the Disclosure Schedule, PKI has all governmental approvals, consents, licenses, registrations and permits (collectively "Governmental Approvals") necessary to carry on its businesses as they are currently conducted, except where the failure to have any such Governmental Approval is not reasonably likely to have a Material Adverse Effect; and no event has occurred which would allow revocation or termination of, or would result in the impairment of its rights with respect to, any such approval, consent, license, registration or permit, except to the extent that such revocation, termination or impairment would not have a Material Adverse Effect. Section 3.14 of the Disclosure Schedule sets forth a listing of all Governmental Approvals held by PKI.

     3.15 [Purposely Omitted]

     3.16 LEASES. PKI is not a party to any lease of real or personal property requiring it to pay more than $1,000 per year in rent.

     3.17 CONTRACTS AND COMMITMENTS. Section 3.17 of the Disclosure Schedule sets forth a complete and accurate summary of all written, and accurate and complete summaries of all oral, contracts, agreements, commitments or arrangements (collectively, "Contracts") to which PKI is a party or by which it is bound.

Each Contract is in full force and effect and no event or condition has occurred or exists, or is alleged by any of the other parties thereto to have occurred or exist, which constitutes or with the lapse of time or giving of notice might constitute a default or a basis for acceleration or termination under any Contract, except for such defaults or bases for acceleration or termination as in the aggregate are not reasonably likely to have a Material Adverse Effect.

     3.18 BANK AND OTHER ACCOUNTS. All bank, brokerage, custodial, money market and other accounts and safe deposit boxes of the PKI or which contain any assets of PKI are listed in Section 3.18 of the Disclosure Schedule. Such Section reflects:

          (a) the name of each bank, brokerage firm or other institution in which such account or box is maintained and the number of the account or box;

          (b) the balance therein as of a recent designated date or a brief description of the contents thereof; and

          (c) the name of each individual authorized to sign thereon or have access thereto and the title or position of the individual.

     3.19 EMPLOYEE RELATIONS. Seller has previously made available to Purchaser correct and complete copies of all labor and collective bargaining agreements to which PKI is a party or by which it is bound. A list of all such agreements are set forth in Section 3.19 of the Disclosure Schedule. No unfair labor practice charges or complaints are pending or, to the knowledge of seller, threatened against PKI with the National Labor Relations Board or any similar state agency. There have been no material work stoppages or other such controversies during the last five years and, to the knowledge of the seller, none are threatened.

     3.20 EMPLOYEE BENEFIT PLANS.  For purposes of this Section 3.20:

          (a) "Arrangement" means any material written personnel policy (including vacation time, holiday pay and bonus programs, moving expense reimbursement programs and sick leave), salary reduction agreement, change-in-control agreement, employment agreement, stock option plan, consulting agreement or any other material written benefit program, contract or agreement, (1) which currently is being maintained or, to the extent there remains outstanding obligations or liabilities with respect thereto, has at any time been maintained, for employees of PKI or (2) to which PKI currently makes or is required to make or, to the extent there remains outstanding obligations or liabilities with respect thereto, has at any time made or been required to make contributions;

          (b) "Plan" includes each employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) (1) which currently is maintained for employees of PKI or (2) to which PKI currently makes or is required to make contributions;

          (c) "Qualified Plan" means any Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of Section 401(a) of the Code;

          (d) "Title IV Plan" means any Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA; and

          (e) "Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which PKI now has or ever had any obligation to contribute.

Section 3.20 of the Disclosure Schedule sets forth a correct and complete list of all Arrangements and Plans which are currently in effect or with respect to which PKI has any contingent liability, none of which constitutes a Title IV Plan. Except as set forth in Section 3.20 of the Disclosure Schedule, to the knowledge of the seller:

               (1) each Arrangement and Plan is being administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including ERISA) and all regulations thereunder;

               (2) no action is pending or threatened against PKI, or any officer, director or employee thereof, or any fiduciary of any Arrangement or Plan with respect to any Arrangement or Plan;

               (3) neither PKI, nor any officer, director or employee of PKI, nor any fiduciary, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject PKI to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

               (4) there have been no improper withdrawals, applications or transfers of assets from any Plan or the trusts or other funding media relating thereto, and no breaches of fiduciary obligation with respect to the administering of any Plans or trusts or other funding media relating thereto;

               (5) each Qualified Plan (together with its related funding instrument) is intended to be qualified and tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable IRS determination letter issued pursuant to Rev. Proc. 93-39 with respect to such qualification and exemption;

               (6) PKI has not received notice that any material inquiry or investigation by the Department of Labor, the IRS or the PBGC is pending relating to any Arrangement or Plan or any trust related thereto or funding medium thereunder; and

               (7) there are no Plans or Arrangements to which PKI is a party or by which it is bound and under which, as a result of this Agreement or any transaction contemplated by this Agreement, any director, officer, employee or other agent of PKI or any other party claiming through any such Person shall or may acquire rights with respect to any Plan or Arrangement (including, without limitation, the creation, increase or extension of new or existing rights), become entitled to a distribution or payment with respect to any Plan or Arrangement at a date earlier than if this Agreement had not been signed or such transaction had not occurred, or otherwise receive or become vested in rights or benefits with respect to any Plan or Arrangement;

               (8) PKI has made all contributions required in connection with any Multiemployer Plan as of the date hereof by the terms of the Multiemployer Plan or by the terms of any collective bargaining agreement and it has no material contingent liability with respect to any Multiemployer Plan; and

               (9) PKI does not expect to terminate or withdraw from (in a complete withdrawal as defined in Section 4203 of ERISA or in a partial withdrawal as defined in Section 4205 of ERISA), any Multiemployer Plan, nor is PKI aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed against PKI with respect to any Multiemployer Plan under Subtitle E of Title IV of ERISA.

     3.21 INTELLECTUAL PROPERTY. Section 3.21 of the Disclosure Schedule sets forth a correct and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark registrations and applications, copyright registrations and applications, and all agreements, licenses and other rights with respect to any intellectual property, both domestic and foreign, presently owned, possessed, used or held by PKI or necessary for the conduct of any of its businesses (the "Intellectual Property"). Except as set forth in such Section 3.21 of the Disclosure
Schedule:

          (a) PKI owns or has binding, enforceable rights to use the Intellectual Property;

          (b) to the knowledge of the seller, neither the conduct of any business of PKI nor any of the products sold or services provided by PKI infringes upon or is inconsistent with the rights of any other Person; and

          (c) to the knowledge of the seller, neither the conduct of any other Person's business nor the nature of any of the products it sells or services it provides infringes upon or is inconsistent with any Intellectual Property rights of PKI except for such infringements or inconsistencies that have not had and are not in the aggregate reasonably likely to have a Material Adverse Effect.

     3.22 INSURANCE. Section 3.22 of the Disclosure Schedule sets forth a summary of all insurance policies applicable to PKI during the past five years. Such summary sets forth the type of insurance, name of the insurance company, policy amount, number, term and description of coverage. There are no defaults of PKI with respect to any such policies which would in the aggregate be reasonably likely to result in a denial of coverage, termination of policy or material increase in premium. Representations contained in the letter of Risk Management Consulting Associates to Eastco dated April 1, 1997, a copy of which is annexed hereto as Exhibit "1", are true and correct.

     3.23 INTERESTED TRANSACTIONS. Except as set forth in Section 3.23 of the Disclosure Schedule, no director or officer of PKI and no shareholder therein
(a) owns, directly or indirectly, any interest in, or is a director, officer, substantial stockholder or employee of, or consultant to, any competitor, lessor, sublessee, supplier, customer or distributor of PKI or is in any other way associated with or involved in any businesses conducted by PKI other than in such capacity as a director, officer or shareholder of PKI, (b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by PKI or which PKI is presently operating or using or the use of which is presently contemplated for their business, or (c) is an official or employee of, or is otherwise connected with, any labor organization having dealings with PKI.

     3.24 BROKERS AND FINDERS. Neither the Seller, PKI nor any of PKI's officers, directors, shareholders or employees has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted for PKI, directly or indirectly, in connection with this Agreement or the transactions provided for herein.

     3.25 SINCE DECEMBER 31, 1996 . Except as indicated in Section 3.25 of the Disclosure Schedule, since December 31, 1996:

          (a) PKI has not paid, declared or made any Dividends or other Distributions on or with respect to its stock or purchased, redeemed or otherwise acquired any of its stock;

          (b) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business, operations, prospects, facilities or profitability of PKI;

          (c) PKI has not sold or otherwise disposed of any material assets or incurred or become subject to any material liabilities, contingent or otherwise, other than in the Ordinary Course;

          (d) PKI has not paid or agreed to pay any bonuses or granted or agreed to grant any raises to any of its employees or established or agreed to establish or improve any Plans or Arrangements for any of its employees;

          (e) PKI has not made any loans to any of its officers, directors or Shareholders or to any Affiliate of any of its officers, directors or Shareholders, other than advances in the Ordinary Course;

          (f) PKI has not entered into any contract, lease or transaction or made any commitment, which contract, lease, transaction or commitment is expected to be Materially Adverse to PKI or any of its businesses;

          (g) PKI has not written off any material receivable or determined that any material receivable is uncollectible or granted any material and unusual discount to any Person for any other reason;

          (h) PKI has not executed any guaranty except in the Ordinary Course or entered into or modified any loan or credit agreement or any contract concerning any line or credit or similar financing agreement or arrangement;

          (i) no material damage or destruction has occurred to any facility or material assets of PKI, whether or not covered by insurance; and

          (j) no other event has occurred which reasonably might be expected to have a Material Adverse Effect.

     3.26 ENVIRONMENTAL MATTERS. To the best of Seller's knowledge after due inquiry, except as set forth in Section 3.26 of the Disclosure Schedule, PKI and the Facility is in compliance with all federal, state and local environmental laws, regulations or ordinances, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and PKI has not received any notice that it is the subject of any federal, state or local investigation, the purpose of which (or one of the purposes of which) is to evaluate whether any remedial or other action is needed. Except as set forth in Section 3.26 of the Disclosure Schedule, the real property and Facility of PKI has not been used for hazardous waste storage, treatment or disposal and there does not exist (a) any contamination of soils, surface water or ground water on or beneath the surface of any of PKI's real property, (b) any hazardous materials or petroleum derivatives on or in the real property of PKI or the building improvements or so close thereto as to have a Material Adverse effect on the value thereof, (c) any chemical or petroleum or petroleum derivative underground storage tank on the real property of PKI, (d) any asbestos or asbestos-containing materials, or (e) any violation of any applicable federal, state or local environmental laws, regulations or ordinances, including, without limitation, CERCLA, or other state of affairs, which would require PKI to take remedial, clean-up or other related action.

     3.27 HAZARDOUS MATERIALS. Except as set forth in Section 3.27 of the Disclosure Schedule, PKI, at any time in the past, has not manufactured, distributed, sold, dealt or stored any Hazardous Materials or products made of, in whole or in part, any "Hazardous Materials". As used herein, Hazardous Materials are any materials containing any (1) "hazardous substances", as defined by CERCLA or any similar applicable state or local law, (2) petroleum, including crude oil or any fraction thereof, (3) natural gas, natural gas liquids or synthetic gas usable fuel and (4) asbestos, plychlorinated biphenyls ("PCB's") or isomers of dioxin.

     3.28 NO MISLEADING STATEMENT, OMISSION OR OTHER INFORMATION. To the best of Seller's knowledge after due inquiry, there is no material fact relevant to the assets, liabilities, business or future business prospects of PKI, which has not been set forth or described in this Agreement or the Disclosure Schedule, the nondisclosure of which would have a Material Adverse Effect on PKI's business or could result in liability to the Purchaser. None of the information included in this Agreement and the Disclosure Schedule or other documents furnished or to be furnished by PKI or the Seller contains any untrue statement of a material nature or is misleading an any material resect or omits to state any material fact necessary in order to make any of the statements herein or therein not material misleading.

                         ARTICLE 4
           EASTCO's and PURCHASER'S REPRESENTATIONS AND WARRANTIES
           -------------------------------------------------------

     Eastco and Purchaser hereby represents and warrants to Seller as follows, which representations and warranties are true as of the date hereof, shall be true as of the Closing and which shall survive the Closing:

     4.01 ORGANIZATION AND AUTHORITY. Eastco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease and operate its property and to carry on its business as now being conducted. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to own, lease and operate its property and to carry on its business as now being conducted.

     4.02 AUTHORIZATION. Eastco and Purchaser have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by the Board of Directors of the Purchaser and Eastco, and no other corporate proceedings on the part of Eastco and Purchaser is necessary to authorize this Agreement and the transactions provided for herein. This Agreement has been duly executed and delivered by Eastco and Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against Eastco and Purchaser in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

     4.03 NO VIOLATIONS. Neither the execution and delivery of this Agreement by Eastco and Purchaser, nor the consummation of the transactions provided for herein, nor compliance by Eastco and Purchaser with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of Eastco and Purchaser, under any of the terms, conditions or provisions of (1) their certificate of incorporation or by-laws, (2) any note, bond, mortgage, indenture, deed of trust or other financing document, or (3) any license, permit, lease, agreement or other instrument or obligation to which Eastco and Purchaser is a party, or by which either of them is bound or any of their properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation, applicable to Eastco and Purchaser or any of their assets.

     4.04 BROKERS AND FINDERS. Neither the Purchaser nor Eastco nor any of Purchaser's or Eastco's officers, directors, shareholders or employees has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted for Eastco or Purchaser, directly or indirectly, in connection with this Agreement or the transactions provided for herein.

                                  ARTICLE 5
                     CONDITIONS PRECEDENT TO THE CLOSING
                     -----------------------------------

     5.01 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          5.01.01 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND EASTCO. The representations and warranties of Purchaser and Eastco set forth in Article 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made at and as of the Closing, except as otherwise contemplated in this Agreement, and the Seller shall have received a Purchaser and Eastco Closing Certificate to that effect. As used herein, "Purchaser and Eastco Closing Certificate" means a certificate in form and substance reasonably satisfactory to Seller, dated the Closing Date, and signed by the Purchaser and Eastco.

          5.01.02   ISSUANCE OF EASTCO STOCK.

               (a) At the Closing, Eastco shall deliver to Seller certificates representing their proportionate ownership interests of Eastco Stock. The Seller is acquiring the Eastco Stock for their own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Seller will not sell or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing such shares shall contain a legend substantially similar to the following:

                         "The securities which are
                         represented by this certificate have
                         not been registered under the
                         Securities Act of 1933, as amended.
                         The securities have been acquired
                         for investment purposes only and not
                         with a view to distribution or
                         resale, and may not be sold,
                         transferred, made subject to a
                         security interest, pledged,
                         hypothecated or otherwise disposed
                         of unless and until registered under
                         the Securities Act of 1933, as
                         amended, or an opinion of counsel
                         acceptable to Eastco Industrial

                              Safety Corp. is received that
                              registration is not required under
                              such Act."

               (b) Until one year after the Closing, unless Rule 144 under the Securities Act of 1933 would then otherwise authorize the public sale of any of Eastco's common stock acquired by Seller, Eastco will give at least ten (10) days notice of the filing of a registration statement with the Securities and Exchange Commission for the sale of its securities ("Registration Statement"), the first time after the date hereof. Eastco will use its best efforts to include the Eastco Stock in the Registration Statement. Notice shall not be required to be given by Eastco if Eastco is unable to include the Eastco Stock in such Registration Statement because of the failure to obtain the consent of anyone outside of Eastco which is necessary. Eastco shall not be required to include the Eastco Stock with respect to any Registration Statement applicable to any securities of Eastco presently outstanding, the amendment of any existing Registration Statement or to the filing of an S-8 or other employee or benefit plan of Eastco. The inclusion of the Eastco Stock in such Registration Statement will be at Eastco's sole expense except for any commissions or discounts payable and must be requested in writing by the holders of at least 50% of the Eastco Stock within seven
                    (7) days of the giving by Eastco of notice to them. The Seller shall cooperate in the preparation of such Registration Statement by promptly providing and disclosing all information required of them with respect to such Registration Statement and which they have knowledge of.

          5.01.03 SATISFACTION OF ALL OUTSTANDING LOANS. At the Closing, Seller shall have arranged for all liens and encumbrances of PKI to be paid in full.

          5.01.04 PURCHASER'S DELIVERIES. At Closing there shall be delivered to Seller the following:

               (a) Asset Purchase Agreement by and among PR Industries, Inc., Purchaser and Eastco and all documents thereunder which shall be consummated simultaneously with the closing of this Agreement;

               (b) Certified resolutions of the Purchaser and Eastco authorizing the execution, delivery and consummation by Purchaser and Eastco, respectively, of this Agreement.


          5.01.05 OPINION OF PURCHASER'S COUNSEL. At the Closing, Seller shall receive a signed opinion of Purchaser's Counsel, dated the Closing Date and in the form of Exhibit "2" hereto.

     5.02 CONDITIONS TO OBLIGATIONS OF PURCHASER AND EASTCO. The obligations of Purchaser and Eastco to effect the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          5.02.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing Date, except as otherwise contemplated in this Agreement, and Purchaser shall have received a Seller Closing Certificate to that effect. As used herein, "Seller Closing Certificate" means a certificate in form and substance reasonably satisfactory to Purchaser, dated the Closing Date.

          5.02.02 NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there shall have been no material adverse change in the businesses, condition (financial or otherwise), results of operations or prospects of PKI, taken as a whole, and Purchaser shall have received a Seller Closing Certificate to that effect.

          5.02.03 SELLER'S DELIVERIES. At Closing there shall be delivered to Purchaser the following:

               (a) certificate of good standing of PKI in each jurisdiction set forth in Section 3.01 of the Disclosure Schedule;

               (b) certified copies of the certificate of incorporation and by-laws of PKI;

               (c)  resignations of all of the officers and directors of PKI;

               (d)  all books and records and corporate books of PKI;

               (e) Asset Purchase Agreement by and among PRI Industries, Inc., Purchaser and Eastco and all documents thereunder which shall be consummated simultaneously with the closing of this Agreement;

               (f) Voting trust agreement in the form annexed hereto as Exhibit "3".

               (g)  Transfer of all intellectual properties used by PKI.

          5.02.04 OPINION OF PKI GENERAL COUNSEL. At the Closing, Purchaser shall receive a signed opinion of PKI's General Counsel, dated the Closing Date and in the form of Exhibit "4" hereto.

                                  ARTICLE 6
                               INDEMNIFICATION
                               ---------------
     6.01 INDEMNIFICATION OF PURCHASER AND EASTCO. After the Closing, and for a period of twenty-four (24) months, the Seller shall indemnify and hold the Purchaser and Eastco harmless against, and reimburse the Purchaser and Eastco for, any actual damage, claim, loss, cost or expense incurred by the Purchaser and Eastco (including reasonable attorney's fees up to $40,000 with respect to (i) and (ii) below and $50,000 with respect to (iii) below) resulting from (a) any breach of the representations, warranties, covenants or obligations of the Seller in this Agreement, (b) any misrepresentation in, or omission, from, this Agreement, the Disclosure Schedule and any information, certificate, license, report, or other instrument furnished to the Purchaser and Eastco pursuant to this Agreement. No attorney's fees will be reimbursed if: (a) an insurance policy owned by the Purchaser or Eastco or anyone else covers the cost of any claim under this section; or (b) the claim does not concern any other third party. The Purchaser or Eastco shall consult with Seller or Robins on a claim prior to settlement of any such claim; however, the final decision-making authority in any such matter shall rest solely with the Purchaser or Eastco.
An offset shall be authorized against any agreement to which Purchaser or Eastco and any Seller is a party, if the offset applies to (i) an account payable due by Seller or PKI; or (ii) taxes owed by Seller or PKI; or (iii) potential lawsuits with respect to (A) the Bettcher settlement and (B) the Kolms and Plemmons claims involving possible infringement of Patent Numbers 4,838,017 and 4,777,789, both referred to in Section 3.12 of the Disclosure Schedule that accrue prior to the date of this Agreement; and provided that notice of a claim for accounts payable, taxes, or a matter referred to in Section 3.12 of the Disclosure Schedule (1) is applicable to PKI, (2) Purchaser or Eastco or PKI is given notice of such claim for accounts payable, taxes, or a matter referred to in Section 3.12 of the Disclosure Schedule during the 24 month period following the date of Closing by the claimant, (3) Purchaser or Eastco promptly gives notice to Seller of such claim, and (4) Seller does not resolve such claim to Purchaser's or Eastco's satisfaction within thirty days thereafter. Otherwise, an offset shall not be allowed against any agreement to which Purchaser or Eastco and any Seller is a party unless Purchaser or Eastco procures a judgment against a Seller for the amount to be offset.

     6.02 INDEMNIFICATION OF SELLER. After the Closing, the Purchaser and Eastco shall indemnify and hold the Seller harmless against, and reimburse the Seller for any actual damage, claim, loss, cost or expense incurred by the Seller (including reasonable attorney's fees) resulting from any breach of the representations, warranties, covenants or obligations of the Purchaser and Eastco in this Agreement.

                                  ARTICLE 7
                           MISCELLANEOUS PROVISIONS
                          -------------------------

     7.01 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by certified or registered mail, postage prepaid, or by delivery through Federal Express or any other private courier service with a copy faxed at the same time. Such notices shall be mailed and faxed to the following addresses and facsimile numbers:

          If to Eastco or the Purchaser, to:

               Mr. Arthur Wasserspring
               Eastco Industrial Safety Corp.
               130 West 10th Street
               Huntington Station, New York 11746
               Facsimile: (516) 427-1840

          with a copy to:

               Mr. Herbert W. Solomon
               Hollenberg Levin Solomon Ross
               Belsky and Daniels, LLP
               585 Stewart Avenue
               Garden City, NY 11530
               Facsimile: (516) 745-6642


          If to Seller to:

               Steven Robins
               PR Industries, Inc.
               4311 Peavey Road
               Chaska, Minnesota 55318
               Facsimile: (612) 448-2873

               Phillip Robins
               PR Industries, Inc.
               4311 Peavey Road
               Chaska, Minnesota 55318
               Facsimile: (612) 448-2873

          with copies to:

               Manly Zimmerman, Esq.
               Zimmerman & Bix Ltd.
               Suite 400
               514 Nicollet Mall
               Minneapolis, MN 55408
               Facsimile: (612) 333-5005

Notices shall be effective (a) if mailed with the proper postage prepaid, three Business Days after the date of mailing, (b) delivery by private courier, on the date of delivery, and in each case thereafter by facsimile.

     7.02 GOVERNING LAW. The validity and effectiveness of this Agreement shall be governed by and construed accordance with the internal laws of the State of New York, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

     7.03 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may bear the signatures of less than all the Parties, but all of which together shall constitute one agreement.

     7.05 ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto, and the Disclosure Schedule constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement, and no Party shall be bound by any communications between or among any of them on the subject matter hereof unless in writing. Any prior agreements between the Seller and the Purchaser are hereby terminated.

     7.06 SEVERABILITY. The Parties agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction in which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the Parties under this Agreement, the Parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure that the burdens and benefits of each Party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     7.07 CAPTIONS. The captions herein are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     7.08 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). Any claim brought by Seller shall be settled by the Association at its offices in Nassau County, New York; any claim brought by Purchaser or Eastco shall be settled by the Association at its offices in Minneapolis, Minnesota. A judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

     7.09 EXPENSES. Except as otherwise provided herein, the parties hereto shall be responsible for their own costs and expenses with respect to the transactions contemplated hereby, including but not limited to legal fees.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all on the date first written above.


                              EASTCO GLOVE TECHNOLOGIES, INC.


                              By: /s/ LAWRENCE DENSEN
                                  --------------------
                                   LAWRENCE DENSEN

                              EASTCO INDUSTRIAL SAFETY CORP.


                              By: /s/ LAWRENCE DENSEN
                                  --------------------
                                   LAWRENCE DENSEN


                              /s/ STEVEN ROBINS
                              -------------------
                                   STEVEN ROBINS

                              /s/ PHILLIP ROBINS
                              ------------------
                                   PHILLIP ROBINS